Exhibit 99.1

Oceaneering Reports Second Quarter 2024 Results

HOUSTON, July 24, 2024 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported net income of $35.0 million, or $0.34 per share, on revenue of $669 million for the three months ended June 30, 2024. Adjusted net income was $28.6 million, or $0.28 per share, reflecting the impact of $(1.0) million of pre-tax adjustments associated with foreign exchange gains recognized during the quarter, along with $(5.5) million of expenses related to discrete tax adjustments.

Summary of Results
(in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	Jun 30,		Mar 31,	Jun 30,

	2024	2023	2024	2024	2023

Revenue	$668,808	$597,910	$599,092	$1,267,900	$1,134,897
Income (Loss) from Operations	60,364	49,199	36,693	97,057	75,949
Net Income (Loss)	34,997	19,002	15,135	50,132	23,062

Diluted Earnings (Loss) Per Share	$0.34	$0.19	$0.15	$0.49	$0.23

For the second quarter of 2024:
•Net income was $35.0 million and consolidated adjusted EBITDA was $85.9 million
•Consolidated operating income was $60.4 million
•Cash flow provided by operating activities was $52.6 million and free cash flow was $29.8 million, with an ending cash position of $383 million

As of June 30, 2024:
•Remotely Operated Vehicles (ROV): fleet count was 250; Q2 utilization was 70%; and Q2 average revenue per day utilized was $10,528
•Manufactured Products backlog was $713 million

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Activity levels in our energy-related businesses, led by Subsea Robotics (SSR), increased and outperformed our expectations. Our adjusted EBITDA was in line with our guidance and consensus estimates. Compared to the same quarter last year, our consolidated second quarter operating income was 23% higher on a 12% increase in revenue, with higher revenue in all of our business segments and improved operating income in SSR and Manufactured Products.

"As evidenced by our recently announced contract awards, we anticipate continued high levels of activity in our offshore markets throughout the remainder of the year, partially offset by lower expectations in our Aerospace and Defense Technologies (ADTech) segment. As a result, we are narrowing our consolidated adjusted EBITDA guidance range to $340 million to $370 million. We continue to expect positive free cash flow generation for 2024 in the range of $110 million to $150 million."

Second Quarter 2024 Segment Results v. Second Quarter 2023 Segment Results

SSR second quarter 2024 operating income of $61.8 million was 46% higher than the second quarter of 2023. EBITDA margin improved to 34%, as compared to the 30% margin for the same period in 2023.

ROV revenue per day utilized of $10,528 was 16% higher, utilization was flat at 70%, and ROV days utilized were relatively flat at 15,839. ROV fleet use during the quarter was 64% in drill support and 36% in vessel-based activity, compared to 61% and 39%, respectively, in the second quarter of 2023.

Manufactured Products operating income for the second quarter improved 35% on a 12% increase in revenue, with operating income margin improving to 10%. Backlog was $713 million on June 30, 2024, an increase of $295 million year-over-year. The book-to-bill ratio was 1.56 for the 12-month period ending June 30, 2024, as compared to the book-to-bill ratio of 1.19 for the same period last year.

Offshore Projects Group (OPG) operating income for the second quarter declined 23% on a 10% increase in revenue compared to the second quarter of 2023, due to the timing of pre-contract award costs that were expensed during the quarter and changes in project mix. Operating income margin declined to 9% from 13% in the same period in 2023.

As compared to the second quarter of 2023, Integrity Management and Digital Solutions (IMDS) operating income and operating income margin decreased on a 16% increase in revenue.

While ADTech experienced a 4% increase in revenue in the second quarter, operating income declined significantly as compared to the same period last year, due to a reserve taken during the quarter for a contract dispute as well as lower activity levels in our space systems business.

At the corporate level, Unallocated Expenses of $39.7 million were in line with guidance for the quarter but higher than the same period last year.

Third Quarter 2024 Guidance

On a consolidated basis, third quarter 2024 operating results are expected to continue to improve sequentially, with EBITDA in the range of $95 million to $105 million on a low- to mid-single digit percentage increase in revenue. At the segment level, for the third quarter of 2024, as compared to the second quarter 2024:

•SSR activity levels and operating profitability are expected to improve slightly;
•Manufactured Products revenue is forecasted to be higher with lower operating profitability;
•OPG revenue is expected to be similar to the second quarter of 2024 while generating significantly higher operating profitability;
•IMDS activity levels and operating profitability are expected to be relatively flat;
•ADTech revenue is projected to be flat with significantly higher operating profitability; and
•Unallocated Expenses are forecasted to be in the $40 million range.

Updated Full-Year 2024 Guidance

Full-year 2024 consolidated and segment guidance remains the same as previously provided, except as follows:

•Consolidated adjusted EBITDA is expected in the range of $340 million to $370 million,
•Net income is expected in the range of $130 million to $150 million; and
•ADTech operating income and margins are expected to be lower as compared to 2023.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2024 Adjusted EBITDA and Free Cash Flow Estimates, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, July 25, 2024 at 10:00 a.m. Central Time, to discuss its results for the second quarter of 2024, as well as more detailed guidance for the full year and third quarter of 2024. Interested parties may listen to the call through a webcast link posted in the Investor Relations section of Oceaneering's website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year 2024 guidance range for consolidated adjusted EBITDA, free cash flow, net income, and ADTech operating income and margins; third-quarter 2024 guidance for consolidated EBITDA, operating segment revenues, operating results, operating profitability, segment activity levels, and Unallocated Expenses; expectation that 2024 will generate positive free cash flow; expectations for improved financial performance and conditions in 2024, including activity levels by segment; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamic, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day on hire, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, healthy or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications, force majeure declarations and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.
For more information on Oceaneering, please visit www.oceaneering.com.
Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Jun 30, 2024	Dec 31, 2023
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $382,873 and $461,566)				$1,337,130	$1,305,659
Net property and equipment				416,490	424,293
Other assets				551,246	509,054
Total Assets				$2,304,866	$2,239,006

LIABILITIES AND EQUITY
Current liabilities				$776,945	$732,476
Long-term debt				479,378	477,058
Other long-term liabilities				391,448	395,389
Equity				657,095	634,083
Total Liabilities and Equity				$2,304,866	$2,239,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023
	(in thousands, except per share amounts)

Revenue	$668,808	$597,910	$599,092	$1,267,900	$1,134,897
Cost of services and products	548,597	496,830	506,708	1,055,305	956,252
Gross margin	120,211	101,080	92,384	212,595	178,645
Selling, general and administrative expense	59,847	51,881	55,691	115,538	102,696
Income (loss) from operations	60,364	49,199	36,693	97,057	75,949
Interest income	2,402	4,154	3,040	5,442	8,620
Interest expense	(9,516)	(9,517)	(9,204)	(18,720)	(18,800)
Equity in income (losses) of unconsolidated affiliates	295	479	169	464	1,118
Other income (expense), net	1,759	(5,846)	1,480	3,239	(5,768)
Income (loss) before income taxes	55,304	38,469	32,178	87,482	61,119
Provision (benefit) for income taxes	20,307	19,467	17,043	37,350	38,057
Net Income (Loss)	$34,997	$19,002	$15,135	$50,132	$23,062

Weighted average diluted shares outstanding	102,472	102,004	102,250	102,361	102,017
Diluted earnings (loss) per share	$0.34	$0.19	$0.15	$0.49	$0.23

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023
	($ in thousands)
Subsea Robotics
Revenue	$214,985	$186,512	$186,932	$401,917	$355,673
Operating income (loss)	$61,750	$42,227	$44,237	$105,987	$75,881
Operating income (loss) %	29%	23%	24%	26%	21%
ROV days available	22,750	22,750	22,750	45,500	45,250
ROV days utilized	15,839	16,032	14,536	30,375	30,260
ROV utilization	70%	70%	64%	67%	67%

Manufactured Products
Revenue	$139,314	$124,882	$129,453	$268,767	$237,821
Operating income (loss)	$14,369	$10,607	$13,190	$27,559	$21,887
Operating income (loss) %	10%	8%	10%	10%	9%
Backlog at end of period	$713,000	$418,000	$597,000	$713,000	$418,000

Offshore Projects Group
Revenue	$144,058	$130,547	$115,054	$259,112	$234,854
Operating income (loss)	$13,248	$17,132	$844	$14,092	$22,646
Operating income (loss) %	9%	13%	1%	5%	10%

Integrity Management & Digital Solutions
Revenue	$73,492	$63,166	$69,690	$143,182	$123,249
Operating income (loss)	$3,473	$3,844	$3,615	$7,088	$6,926
Operating income (loss) %	5%	6%	5%	5%	6%

Aerospace and Defense Technologies
Revenue	$96,959	$92,803	$97,963	$194,922	$183,300
Operating income (loss)	$7,244	$11,357	$12,808	$20,052	$19,853
Operating income (loss) %	7%	12%	13%	10%	11%

Unallocated Expenses
Operating income (loss)	$(39,720)	$(35,968)	$(38,001)	$(77,721)	$(71,244)

Total
Revenue	$668,808	$597,910	$599,092	$1,267,900	$1,134,897
Operating income (loss)	$60,364	$49,199	$36,693	$97,057	$75,949
Operating income (loss) %	9%	8%	6%	8%	7%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023
	(in thousands)

Capital Expenditures, including Acquisitions	$22,858	$22,428	$25,518	$48,376	$40,736

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$11,981	$13,356	$12,810	$24,791	$28,296
Manufactured Products	3,237	3,013	3,175	6,412	6,057
Offshore Projects Group	5,584	6,976	6,435	12,019	14,104
Integrity Management & Digital Solutions	1,803	939	1,259	3,062	1,797
Total Energy Services and Products	22,605	24,284	23,679	46,284	50,254
Aerospace and Defense Technologies	616	632	603	1,219	1,285
Unallocated Expenses	2,759	1,130	2,776	5,535	2,328
Total Depreciation and Amortization	$25,980	$26,046	$27,058	$53,038	$53,867

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2023 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Jun 30, 2024		Jun 30, 2023		Mar 31, 2024
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$34,997	$0.34	$19,002	$0.19	$15,135	$0.15
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(1,034)		4,845		(2,197)
Total pre-tax adjustments	(1,034)		4,845		(2,197)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	70		(2,387)		790
Discrete tax items:
Share-based compensation	(48)		(3)		(1,926)
Uncertain tax positions	1,706		4,312		(149)
Valuation allowances	520		(8,678)		4,571
Other	(7,645)		1,563		(2,336)
Total discrete tax adjustments	(5,467)		(2,806)		160
Total of adjustments	(6,431)		(348)		(1,247)
Adjusted Net Income (Loss)	$28,566	$0.28	$18,654	$0.18	$13,888	$0.14
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,472		102,004		102,250

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Six Months Ended
	Jun 30, 2024		Jun 30, 2023
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$50,132	$0.49	$23,062	$0.23
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(3,231)		4,578
Total pre-tax adjustments	(3,231)		4,578

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	860		(2,303)
Discrete tax items:
Share-based compensation	(1,974)		(1,370)
Uncertain tax positions	1,557		4,401
Valuation allowances	5,091		(5,102)
Other	(9,981)		770
Total discrete tax adjustments	(5,307)		(1,301)
Total of adjustments	(7,678)		974
Adjusted Net Income (Loss)	$42,454	$0.41	$24,036	$0.24
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,361		102,017

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023
	($ in thousands)

Net income (loss)	$34,997	$19,002	$15,135	$50,132	$23,062
Depreciation and amortization	25,980	26,046	27,058	53,038	53,867
Subtotal	60,977	45,048	42,193	103,170	76,929
Interest expense, net of interest income	7,114	5,363	6,164	13,278	10,180
Amortization included in interest expense	(1,504)	37	(1,479)	(2,983)	63
Provision (benefit) for income taxes	20,307	19,467	17,043	37,350	38,057
EBITDA	86,894	69,915	63,921	150,815	125,229
Adjustments for the effects of:
Foreign currency (gains) losses	(1,034)	4,845	(2,197)	(3,231)	4,578
Total of adjustments	(1,034)	4,845	(2,197)	(3,231)	4,578
Adjusted EBITDA	$85,860	$74,760	$61,724	$147,584	$129,807

Revenue	$668,808	$597,910	$599,092	$1,267,900	$1,134,897

EBITDA margin %	13%	12%	11%	12%	11%
Adjusted EBITDA margin %	13%	13%	10%	12%	11%

Free Cash Flow

	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2024	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023
	(in thousands)
Net Income (loss)	$34,997	$19,002	$15,135	$50,132	$23,062
Non-cash adjustments:
Depreciation and amortization	25,980	26,046	27,058	53,038	53,867
Other non-cash	1,744	2,923	2,682	4,426	2,735
Other increases (decreases) in cash from operating activities	(10,098)	(27,520)	(114,592)	(124,690)	(102,132)
Cash flow provided by (used in) operating activities	52,623	20,451	(69,717)	(17,094)	(22,468)
Purchases of property and equipment	(22,858)	(22,428)	(25,518)	(48,376)	(40,736)
Free Cash Flow	$29,765	$(1,977)	$(95,235)	$(65,470)	$(63,204)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2024 Adjusted EBITDA Estimates

	For the Three Months Ending
	September 30, 2024
	Low	High
	(in thousands)
Income (loss) before income taxes	$65,000	$70,000
Depreciation and amortization	24,000	28,000
Subtotal	89,000	98,000
Interest expense, net of interest income	6,000	7,000
Adjusted EBITDA	$95,000	$105,000

	For the Year Ending
	December 31, 2024
	Low	High
	(in thousands)
Income (loss) before income taxes	$215,000	$232,000
Depreciation and amortization	100,000	110,000
Subtotal	315,000	342,000
Interest expense, net of interest income	25,000	28,000
Adjusted EBITDA	$340,000	$370,000

2024 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2024
	Low	High
	(in thousands)
Net income (loss)	$130,000	$150,000
Depreciation and amortization	100,000	110,000
Other increases (decreases) in cash from operating activities	(10,000)	20,000
Cash flow provided by (used in) operating activities	220,000	280,000
Purchases of property and equipment	(110,000)	(130,000)
Free Cash Flow	$110,000	$150,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$61,750	$14,369	$13,248	$3,473	$7,244	$(39,720)	$60,364
Adjustments for the effects of:
Depreciation and amortization	11,981	3,237	5,584	1,803	616	2,759	25,980
Other pre-tax	—	—	—	—	—	550	550
EBITDA	73,731	17,606	18,832	5,276	7,860	(36,411)	86,894
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,034)	(1,034)
Total of adjustments	—	—	—	—	—	(1,034)	(1,034)
Adjusted EBITDA	$73,731	$17,606	$18,832	$5,276	$7,860	$(37,445)	$85,860

Revenue	$214,985	$139,314	$144,058	$73,492	$96,959		$668,808
Operating income (loss) % as reported in accordance with GAAP	29%	10%	9%	5%	7%		9%
EBITDA Margin	34%	13%	13%	7%	8%		13%
Adjusted EBITDA Margin	34%	13%	13%	7%	8%		13%

	For the Three Months Ended June 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$42,227	$10,607	$17,132	$3,844	$11,357	$(35,968)	$49,199
Adjustments for the effects of:
Depreciation and amortization	13,356	3,013	6,976	939	632	1,130	26,046
Other pre-tax	—	—	—	—	—	(5,330)	(5,330)
EBITDA	55,583	13,620	24,108	4,783	11,989	(40,168)	69,915
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	4,845	4,845
Total of adjustments	—	—	—	—	—	4,845	4,845
Adjusted EBITDA	$55,583	$13,620	$24,108	$4,783	$11,989	$(35,323)	$74,760

Revenue	$186,512	$124,882	$130,547	$63,166	$92,803		$597,910
Operating income (loss) % as reported in accordance with GAAP	23%	8%	13%	6%	12%		8%
EBITDA Margin	30%	11%	18%	8%	13%		12%
Adjusted EBITDA Margin	30%	11%	18%	8%	13%		13%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$44,237	$13,190	$844	$3,615	$12,808	$(38,001)	$36,693
Adjustments for the effects of:
Depreciation and amortization	12,810	3,175	6,435	1,259	603	2,776	27,058
Other pre-tax	—	—	—	—	—	170	170
EBITDA	57,047	16,365	7,279	4,874	13,411	(35,055)	63,921
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(2,197)	(2,197)
Total of adjustments	—	—	—	—	—	(2,197)	(2,197)
Adjusted EBITDA	$57,047	$16,365	$7,279	$4,874	$13,411	$(37,252)	$61,724

Revenue	$186,932	$129,453	$115,054	$69,690	$97,963		$599,092
Operating income (loss) % as reported in accordance with GAAP	24%	10%	1%	5%	13%		6%
EBITDA Margin	31%	13%	6%	7%	14%		11%
Adjusted EBITDA Margin	31%	13%	6%	7%	14%		10%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Six Months Ended June 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$105,987	$27,559	$14,092	$7,088	$20,052	$(77,721)	$97,057
Adjustments for the effects of:
Depreciation and amortization	24,791	6,412	12,019	3,062	1,219	5,535	53,038
Other pre-tax	—	—	—	—	—	720	720
EBITDA	130,778	33,971	26,111	10,150	21,271	(71,466)	150,815
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(3,231)	(3,231)
Total of adjustments	—	—	—	—	—	(3,231)	(3,231)
Adjusted EBITDA	$130,778	$33,971	$26,111	$10,150	$21,271	$(74,697)	$147,584

Revenue	$401,917	$268,767	$259,112	$143,182	$194,922		$1,267,900
Operating income (loss) % as reported in accordance with GAAP	26%	10%	5%	5%	10%		8%
EBITDA Margin	33%	13%	10%	7%	11%		12%
Adjusted EBITDA Margin	33%	13%	10%	7%	11%		12%

	For the Six Months Ended June 30, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$75,881	$21,887	$22,646	$6,926	$19,853	$(71,244)	$75,949
Adjustments for the effects of:
Depreciation and amortization	28,296	6,057	14,104	1,797	1,285	2,328	53,867
Other pre-tax	—	—	—	—	—	(4,587)	(4,587)
EBITDA	104,177	27,944	36,750	8,723	21,138	(73,503)	125,229
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	4,578	4,578
Total of adjustments	—	—	—	—	—	4,578	4,578
Adjusted EBITDA	$104,177	$27,944	$36,750	$8,723	$21,138	$(68,925)	$129,807

Revenue	$355,673	$237,821	$234,854	$123,249	$183,300		$1,134,897
Operating income (loss) % as reported in accordance with GAAP	21%	9%	10%	6%	11%		7%
EBITDA Margin	29%	12%	16%	7%	12%		11%
Adjusted EBITDA Margin	29%	12%	16%	7%	12%		11%